Exhibit 99.1

Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports First Quarter 2021 Results

Maintains world-class execution in core metallurgical segment

Drives toward Q3 2021 startup of Leer South longwall, on time and on budget

Delivers on two-pronged thermal strategy of generating cash and rationalizing footprint

ST. LOUIS, April 22, 2021 – Arch Resources, Inc. (NYSE: ARCH) today reported a net loss of $6.0 million, or $0.40 per diluted share, in the first quarter of 2021, compared with a net loss of $25.3 million, or $1.67 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations (ARO), and non-operating expenses (“adjusted EBITDA”) 1 of $30.9 million in the first quarter of 2021, which included a $0.5 million non-cash mark-to-market loss associated with the company’s coal-hedging activities. This compares to $12.9 million of adjusted EBITDA in the first quarter of 2020, which included a $0.7 million non-cash mark-to-market loss associated with the company’s coal-hedging activities. Revenues totaled $357.5 million for the three months ended March 31, 2021, versus $405.2 million in the prior-year quarter.

In the first quarter of 2021, Arch significantly advanced its strategic priorities as the company:

•	Built on momentum at the world-class Leer South project, which remains on-track to commence longwall operations in the third quarter;

•	Maintained its consistent and well-established position as one of the U.S. metallurgical industry’s lowest cost producers;

•	Continued generating cash from its legacy thermal assets while driving forward with its accelerated reclamation plan; and

•	Maintained its intense focus and exemplary performance across environmental, social and governance (ESG) metrics.

“The Arch team maintained its world-class execution in the first quarter of 2021, once again delivering operational excellence in the key areas of cost control, safety and environmental stewardship,” said Paul A. Lang, Arch’s chief executive officer. “Notably, our performance improved steadily as the quarter progressed, in lockstep with the expanding availability of the COVID-19 vaccine and declining rates of infection at our operations. We expect to continue our positive operational and financial momentum in the second quarter, and to achieve a significant step-change in our overall performance in the third quarter with the startup of the Leer South longwall. Coupled with our intensified focus on long-term reclamation activities at our legacy thermal mines, Arch is extremely well-positioned to complete our strategic transformation into a pure play metallurgical coal producer in an accelerated fashion.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

Further Extending Leadership on Key ESG Metrics

During the first quarter, Arch maintained its intense focus and exemplary performance across a wide range of environmental, social and governance (ESG) metrics. Arch’s subsidiary operations achieved a lost-time incident rate of 0.58 per 200,000 employee-hours worked, which was nearly 40 percent better than Arch’s industry-leading 2020 average. Arch also achieved a perfect score in both regulatory and water quality compliance. In addition, Arch reported continuing reductions in its Scope 1 and Scope 2 GHG emissions, which have been reduced by 55 percent since 2013, due in large part to the company’s strategic shift towards higher-value but lower-volume metallurgical products.

With its strategic shift towards metallurgical products – which are an essential input in the production of new steel – Arch has realigned its value proposition to reflect the global economy’s intensifying focus on de-carbonization. Arch believes that a significant amount of new steel will be required in a de-carbonizing world, given steel’s importance in urbanization, infrastructure replacement and the construction of essential de-carbonization tools such as mass transit systems, wind turbines and electric vehicles.

Leer South Update

“The Leer South team continues to hit milestones, on time and on budget, as they prepare for the third quarter startup of the longwall,” said John T. Drexler, Arch’s chief operating officer. “I’m pleased to report that all 212 longwall shields are now on site, development of the first longwall panel is nearing completion, and work on the underground setup room for the longwall mining system is well under way. The entire operations and marketing team is energized and ready for the rapidly approaching startup.”

During the first quarter, Arch invested a total of $60 million at Leer South and has now expended a total of $342 million on the project net of the previously announced insurance recovery associated with the lost shields at Mountain Laurel. As previously indicated, Arch expects total capital spending on the project to come in at the high end of the original guidance range of $360 million to $390 million.

With the addition of Leer South, Arch expects to expand its High-Vol A metallurgical output by an incremental 3 million tons annually; enhance its already advantageous position on the global cost curve; strengthen its coking coal profit margins across a wide range of market conditions; and cement its position as the leading supplier of High-Vol A coking coal globally.

Strategic Plan for Legacy Thermal Assets

During the first quarter, Arch made meaningful progress on its dual objectives of generating cash from its legacy thermal assets while driving forward with an accelerated reclamation plan at its Powder River Basin operations. The thermal segment achieved solid margins despite less-than-ratable volume levels, while expending little capital. Further, Arch completed work totaling $8 million towards the reduction in Coal Creek’s asset retirement obligation, and an additional $2 million towards the reduction in Black Thunder’s ARO.

“We are methodically harvesting value and cash from our legacy thermal assets, while working down our long-term closure obligations in a systematic and measured way,” Lang said. “The team’s objective is clear as we drive forward in completing the company’s strategic transition towards steel and metallurgical coal markets, while remaining committed to our environmental stewardship across our operations.”

As previously announced, Arch plans to discontinue production at the Coal Creek mine by the end of 2021, and to reduce the mine’s total ARO by an estimated $40 million, or approximately 80 percent, by mid-2022.

Operational Update

“After overcoming virus-related challenges early in the quarter, our core metallurgical segment finished strong and turned in solid results in the first quarter,” Drexler said. “Despite less-than-ratable production and shipping rates, we achieved coking coal costs of less than $60 per ton and maintained our durable position as one of the U.S. metallurgical coal industry’s lowest cost operators. Once again, the Leer mine led the way, delivering costs in the $40-per-ton range, further underscoring the great potential of its companion mine, Leer South.”

		Metallurgical
	1Q21	4Q20	1Q20
Tons sold (in millions)	1.7	1.8	1.8
Coking	1.5	1.4	1.5
Thermal	0.2	0.3	0.2
Coal sales per ton sold	$83.76	$72.18	$82.35
Coking	$93.14	$83.97	$92.53
Thermal	$22.13	$19.31	$18.93
Cash cost per ton sold	$59.63	$63.59	$58.42
Cash margin per ton	$24.13	$8.59	$23.93

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Beckley, Leer, Mountain Laurel and Leer South/Sentinel.

With the rapidly diminishing operational and economic impacts of the pandemic and the seasonal resumption of shipping on the Great Lakes, Arch expects metallurgical sales volumes to increase by 15 percent in the second quarter, and to increase still further in the year’s back half, buoyed by the startup of Leer South.

	Thermal
	1Q21	4Q20	1Q20
Tons sold (in millions)	12.3	14.1	14.9
Coal sales per ton sold	$13.16	$13.50	$13.41
Cash cost per ton sold	$12.18	$12.52	$13.65
Cash margin per ton	$0.98	$0.98	$(0.24)

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

Arch expects the second quarter results of its legacy thermal portfolio to be generally comparable to the segment’s first quarter performance, as projected increases in export volumes from the West Elk mine in Colorado are expected to be offset by weak domestic shipments due to still-inflated power plant stockpile levels and typical power demand softness in the spring months.

Financial and Liquidity Update

Arch ended the first quarter with cash, cash equivalents and short-term investments of $237 million, and total liquidity of approximately $250 million.

As previously disclosed, Arch issued $45.0 million in tax-exempt bonds in early March, at a highly competitive interest rate of 4.125 percent. The proceeds are being used to fund the ongoing construction of the preparation plant and other waste management facilities at Leer South. At the end of the quarter, Arch had approximately $16 million of restricted cash that will become available for use as qualifying work is completed.

“With the completion of the second phase of this tax-exempt offering, Arch is poised to complete the Leer South buildout while maintaining a healthy and prudent level of liquidity,” said Matthew C. Giljum, Arch’s chief financial officer. “Following the ramp-up of the new longwall, we intend to prioritize debt reduction and further fortify our already sound balance sheet, in advance of ultimately resuming a measured capital return program.”

Any future capital return program remains subject to ongoing board review and authorization.

Market Update

U.S. East Coast metallurgical markets remain solidly supported, as the resurgence in global steel production has buoyed coking coal demand while acting to counterbalance the adverse effects of politically driven Chinese import restrictions. Steel output appears on course to recover to pre-pandemic levels as soon as this year; steel prices in all major markets remain at historic highs; steel mill capacity factors have rebounded to healthy levels; and key importing countries, such as India, are returning to the seaborne market to satisfy pent-up coking coal needs.

U.S. East Coast prompt metallurgical price assessments continue to enjoy a $30 to $50 per ton premium compared to premium Australian coals, and Arch continues to see strong interest in its yet-to-be-committed coking coal volumes. In addition, while Chinese import restrictions on Australian metallurgical coals have acted to dampen aggregate seaborne coking coal demand, Arch continues to explore opportunities – both strategic and opportunistic – to increase its direct metallurgical sales into China, which has sourced only modest volumes from the U.S. in the past.

During the quarter, Arch committed an additional 500,000 tons of metallurgical coal for delivery in 2021, bringing total commitments for the current year to 6.8 million tons and leaving just 1 million tons still to sell at the mid-point of guidance.

Looking Ahead

“We remain sharply focused on executing on our clear and actionable strategy for long-term growth and value creation,” Lang said. “Supported by an accelerated global recovery, the advancement of infrastructure-driven stimulus efforts, and the build-out of a new, low-carbon economy, steel demand remains robust and poised to continue its upward trajectory. With our low-cost metallurgical assets, premium High-Vol A product slate, industry-leading ESG performance, top-tier marketing and logistics expertise and best-in-class growth project, we believe Arch is well-positioned to drive long-term value creation for our shareholders.”

	2021
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	7.4	-	8.2
Thermal	50.0	-	54.0
Total	57.4		62.2

Metallurgical (in millions of tons)
Committed, Priced Coking North American	1.8	$90.84
Committed, Unpriced Coking North American	-
Committed, Priced Coking Seaborne	1.8	$90.22
Committed, Unpriced Coking Seaborne	3.2
Total Committed Coking	6.8

Committed, Priced Thermal Byproduct	0.6	$21.51
Committed, Unpriced Thermal Byproduct	0.2
Total Committed Thermal Byproduct	0.8

Average Metallurgical Cash Cost		$57.00 - $60.00

Thermal (in millions of tons)
Committed, Priced	48.3	$13.21
Committed, Unpriced	1.9
Total Committed Thermal	50.2
Average Thermal Cash Cost		$11.50 - $12.00

Corporate (in $ millions)
D,D&A	$115.0	-	$120.0
ARO Accretion	$18.0	-	$20.0
S,G&A - cash	$58.0	-	$66.0
S,G&A - non-cash	$16.0	-	$18.0
Net Interest Expense	$24.0	-	$26.0
Capital Expenditures	$200.0	-	$220.0
Tax Provision (%)	Approximately 0%

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; from the impact of COVID-19 on efficiency, costs and production; from changes in the demand for our coal by the steel production and electricity generation industries; from our ability to access the capital markets on acceptable terms and conditions; from policy, legislation and regulations relating to the Clean Air Act, greenhouse gas emissions, incentives for alternative energy sources, and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves, including the development of our Leer South mine; from operational, geological, permit, labor, transportation, and weather-related factors; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to service our outstanding indebtedness and fund capital expenditures; from our ability to successfully integrate the operations that we acquire; from our ability to generate significant revenue to make payments required by, and to comply with restrictions related to, our indebtedness, including our ability to repurchase our convertible notes; from additional demands for credit support by third parties; from the loss of, or significant reduction in, purchases by our largest customers; from the development of future technology to replace coal with hydrogen in the steelmaking process; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

	(Unaudited)
Revenues	$357,543	$405,232

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	309,906	374,999
Depreciation, depletion and amortization	25,797	31,308
Accretion on asset retirement obligations	5,437	5,006
Change in fair value of coal derivatives and coal trading activities, net	528	743
Selling, general and administrative expenses	21,480	22,745
Costs related to proposed joint venture with Peabody Energy	-	3,664
Asset impairment and restructuring	-	5,828
Gain on property insurance recovery related to Mountain Laurel longwall	-	(9,000)
Other operating income, net	(5,268)	(6,170)
	357,880	429,123

Loss from operations	(337)	(23,891)

Interest expense, net
Interest expense	(4,128)	(3,388)
Interest and investment income	328	1,259
	(3,800)	(2,129)

Loss before nonoperating expenses	(4,137)	(26,020)

Nonoperating (expenses) income
Non-service related pension and postretirement benefit costs	(1,527)	(1,096)
Reorganization items, net	-	26
	(1,527)	(1,070)

Loss before income taxes	(5,664)	(27,090)
Provision for (benefit from) income taxes	378	(1,791)

Net loss	$(6,042)	$(25,299)

Net loss per common share
Basic and diluted net loss per share	$(0.40)	$(1.67)

Basic and diluted weighted average shares outstanding	15,283	15,139

Dividends declared per common share	$-	$0.50

Adjusted EBITDA (A)	$30,897	$12,915

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$169,593	$187,492
Short-term investments	67,483	96,765
Restricted cash	18,962	5,953
Trade accounts receivable	129,086	110,869
Other receivables	3,764	3,053
Inventories	154,395	126,008
Other current assets	39,917	58,000
Total current assets	583,200	588,140

Property, plant and equipment, net	1,058,942	1,007,303

Other assets
Equity investments	74,503	71,783
Other noncurrent assets	57,513	55,246
Total other assets	132,016	127,029
Total assets	$1,774,158	$1,722,472

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$122,916	$103,743
Accrued expenses and other current liabilities	150,167	155,256
Current maturities of debt	24,597	31,097
Total current liabilities	297,680	290,096
Long-term debt	519,357	477,215
Asset retirement obligations	224,615	230,732
Accrued pension benefits	2,088	2,879
Accrued postretirement benefits other than pension	95,936	94,388
Accrued workers’ compensation	249,133	244,695
Other noncurrent liabilities	103,906	98,906
Total liabilities	1,492,715	1,438,911

Stockholders' equity
Common Stock	254	253
Paid-in capital	770,052	767,484
Retained earnings	372,882	378,906
Treasury stock, at cost	(827,381)	(827,381)
Accumulated other comprehensive loss	(34,364)	(35,701)
Total stockholders’ equity	281,443	283,561
Total liabilities and stockholders’ equity	$1,774,158	$1,722,472

Arch Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2021	2020

	(Unaudited)
Operating activities
Net loss	$(6,042)	$(25,299)
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	25,797	31,308
Accretion on asset retirement obligations	5,437	5,006
Deferred income taxes	372	(605)
Employee stock-based compensation expense	3,885	3,962
Amortization relating to financing activities	1,326	971
Gain on property insurance recovery related to Mountain Laurel longwall	-	(9,000)
Gain on disposals and divestitures, net	(188)	(214)
Changes in:
Receivables	(18,929)	23,728
Inventories	(28,387)	(19,088)
Accounts payable, accrued expenses and other current liabilities	13,827	(39,201)
Income taxes, net	(33)	(1,073)
Other	8,621	17,470
Cash provided by (used in) operating activities	5,686	(12,035)

Investing activities
Capital expenditures	(76,758)	(87,690)
Minimum royalty payments	(62)	(62)
Proceeds from disposals and divestitures	188	233
Purchases of short-term investments	-	(17,196)
Proceeds from sales of short-term investments	34,981	23,221
Investments in and advances to affiliates, net	(1,114)	(739)
Proceeds from property insurance recovery related to Mountain Laurel longwall	-	7,353
Cash used in investing activities	(42,765)	(74,880)

Financing activities
Payments on term loan due 2024	(750)	(750)
Proceeds from equipment financing	-	53,611
Proceeds from tax exempt bonds	44,985	-
Net payments on other debt	(9,536)	(5,544)
Debt financing costs	(1,194)	(422)
Dividends paid	-	(7,645)
Payments for taxes related to net share settlement of equity awards	(1,316)	(198)
Cash provided by financing activities	32,189	39,052

Decrease in cash and cash equivalents, including restricted cash	(4,890)	(47,863)
Cash and cash equivalents, including restricted cash, beginning of period	193,445	153,020

Cash and cash equivalents, including restricted cash, end of period	$188,555	$105,157

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$169,593	$105,157
Restricted cash	18,962	-

	$188,555	$105,157

Arch Resources, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Term loan due 2024 ($288.0 million face value)	$287,335	$288,033
Tax exempt bonds ($98.1 million face value)	98,075	53,090
Convertible Debt ($155.3 million face value)	116,860	115,367
Other	53,182	62,695
Debt issuance costs	(11,498)	(10,873)
	543,954	508,312
Less: current maturities of debt	24,597	31,097
Long-term debt	$519,357	$477,215

Calculation of net debt
Total debt (excluding debt issuance costs)	$555,452	$519,185
Less liquid assets:
Cash and cash equivalents	169,593	187,492
Short term investments	67,483	96,765
	237,076	284,257
Net debt	$318,376	$234,928

Arch Resources, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended March 31, 2021		Three Months Ended December 31, 2020		Three Months Ended March 31, 2020

	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	1.7		1.8		1.8

Segment Sales	$144.0	$83.76	$126.6	$72.18	$146.5	$82.35
Segment Cash Cost of Sales	102.5	59.63	111.5	63.59	103.9	58.42
Segment Cash Margin	41.5	24.13	15.1	8.58	42.6	23.93

Thermal
Tons Sold	12.3		14.1		14.9

Segment Sales	$161.8	$13.16	$190.0	$13.50	$200.1	$13.41
Segment Cash Cost of Sales	149.8	12.18	176.2	12.52	203.6	13.65
Segment Cash Margin	12.0	0.98	13.8	0.98	(3.5)	(0.24)

Total Segment Cash Margin	$53.5		$28.8		$39.0

Selling, general and administrative expenses	(21.5)		(18.4)		(22.7)
Other	(1.1)		(6.3)		(3.4)

Adjusted EBITDA	$30.9		$4.1		$12.9

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.

The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended March 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$178,781	$177,540	$1,222	$357,543
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	(690)	552	-	(138)
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	1,217	1,217
Transportation costs	35,489	15,167	5	50,661
Non-GAAP Segment coal sales revenues	$143,982	$161,821	$-	$305,803
Tons sold	1,719	12,292
Coal sales per ton sold	$83.76	$13.16

Quarter ended December 31, 2020	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$151,875	$203,745	$4,957	$360,578
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	(29)	(2,266)	-	(2,294)
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	4,927	4,927
Transportation costs	25,306	16,059	30	41,395
Non-GAAP Segment coal sales revenues	$126,598	$189,952	$-	$316,550
Tons sold	1,754	14,072
Coal sales per ton sold	$72.18	$13.50

Quarter ended March 31, 2020	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Revenues in the Consolidated Statements of Operations	$182,654	$210,196	$12,382	$405,232
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	(261)	(1,328)	-	(1,589)
Coal sales revenues from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	12,349	12,349
Transportation costs	36,388	11,473	33	47,894
Non-GAAP Segment coal sales revenues	$146,527	$200,051	$-	$346,578
Tons sold	1,779	14,915
Coal sales per ton sold	$82.35	$13.41

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated statements of operations, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended March 31, 2021	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$138,002	$164,941	$6,963	$309,906
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	-	-	-
Transportation costs	35,489	15,167	5	50,661
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	5,218	5,218
Other (operating overhead, certain actuarial, etc.)	-	-	1,740	1,740
Non-GAAP Segment cash cost of coal sales	$102,513	$149,774	$-	$252,287
Tons sold	1,719	12,292
Cash cost per ton sold	$59.63	$12.18

Quarter ended December 31, 2020	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$136,834	$192,430	$12,330	$341,593
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	188	-	188
Transportation costs	25,306	16,059	30	41,395
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	10,362	10,362
Other (operating overhead, certain actuarial, etc.)	-	-	1,938	1,938
Non-GAAP Segment cash cost of coal sales	$111,528	$176,183	$-	$287,711
Tons sold	1,754	14,072
Cash cost per ton sold	$63.59	$12.52

Quarter ended March 31, 2020	Metallurgical	Thermal	All Other	Consolidated
(In thousands)
GAAP Cost of sales in the Consolidated Statements of Operations	$140,331	$214,387	$20,281	$374,999
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(686)	-	(686)
Transportation costs	36,388	11,473	33	47,894
Cost of coal sales from idled or otherwise disposed operations and pass through agreements not included in segments	-	-	17,885	17,885
Other (operating overhead, certain actuarial, etc.)	-	-	2,363	2,363
Non-GAAP Segment cash cost of coal sales	$103,943	$203,600	$-	$307,543
Tons sold	1,779	14,915
Cash cost per ton sold	$58.42	$13.65

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net loss attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net loss, loss from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,
	2021	2020

	(Unaudited)
Net loss	$(6,042)	$(25,299)
Provision for (benefit from) income taxes	378	(1,791)
Interest expense, net	3,800	2,129
Depreciation, depletion and amortization	25,797	31,308
Accretion on asset retirement obligations	5,437	5,006
Costs related to proposed joint venture with Peabody Energy	-	3,664
Asset impairment and restructuring	-	5,828
Gain on property insurance recovery related to Mountain Laurel longwall	-	(9,000)
Non-service related pension and postretirement benefit costs	1,527	1,096
Reorganization items, net	-	(26)

Adjusted EBITDA	$30,897	$12,915
EBITDA from idled or otherwise disposed operations	3,566	5,099
Selling, general and administrative expenses	21,480	22,745
Other	(1,265)	59

Segment Adjusted EBITDA from coal operations	$54,678	$40,818

Segment Adjusted EBITDA
Metallurgical	$41,597	$42,720
Thermal	13,081	(1,902)

Total Segment Adjusted EBITDA	$54,678	$40,818